Exhibit 99.1

Cubic Announces Settlement of Litigation Related to London Transit Contract

SAN DIEGO, California, October 8, 2004—Cubic Corporation (AMEX: CUB) announced today the settlement of litigation with its former subcontractor on the PRESTIGE contract in London. In accordance with the terms of the settlement, the details are confidential.

Cubic Corporation is parent of two major segments: transportation and defense. Cubic Transportation Systems designs and manufactures automatic fare collection systems for public transit authorities throughout the world, including rail, bus and parking lot systems. The Cubic Defense Applications group provides realistic combat training systems for military forces as well as simulation, force modernization, educational services, operations & maintenance and manufacturing services. The group also supplies products and systems for C4ISR (Command, Control, Communications, Computers, Intelligence, Surveillance & Reconnaissance) applications, search and rescue avionics and radio communications for military and civil markets.